 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2016

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01. – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nxt-ID, Inc. (the “Company”) previously reported in a Form 8-K filed on October 9, 2015, with the Securities and Exchange Commission (the “SEC”) that the Company had received written notice on October 6, 2015, from the NASDAQ Stock Market (“Nasdaq”) indicating that the Company was not in compliance with NASDAQ Listing Rule 5550(b)(2), as the Company’s Market Value of Listed Securities was below $35 million for the previous thirty (30) consecutive business days. The Nasdaq notice further stated that pursuant to Nasdaq rules the Company was required to submit to Nasdaq a plan to regain compliance no later than April 4, 2016. The Company has discussed with Nasdaq a plan to regain compliance.

As previously reported in the Company’s Form 8-K filed on April 1, 2016, the Company entered into a placement agency agreement with Aegis Capital Corp., relating to the issuance and sale of 2,500,000 shares of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for a purchase price of $1.00 per share (the “Offering”).  The Offering closed on April 11, 2016.  The gross proceeds to the Company from the Offering were approximately $2,500,000, before deducting the placement agent’s commissions and estimated Offering expenses payable by the Company.

As of the date of this report, the Company believes that it has regained compliance for continued Nasdaq listing pursuant to the alternative stockholders’ equity requirement as provided in NASDAQ Listing Rule 5550(b)(1) based upon the proceeds from the Offering, and the associated increase in the Company’s stockholders’ equity. As of the date of this report, the Company believes its stockholders’ equity is in excess of $2,500,000.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

Item 8.01    Other Events.

On April 11, 2016, the Company closed its previously announced registered direct offering of shares of its Series A Preferred Stock. The Company sold 2,500,000 shares of Series A Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $2,500,000. Aegis Capital Corp. acted as the placement agent for the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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